Exhibit 10.1
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXLUDED INFORMATION HAS BEEN MARKED WITH "[***]".

October 21, 2020

Pfizer Inc.
235 East 42nd Street
New York, NY  10017
Attention: James Rusnak, M.D., Ph.D.

Re:	AKCEA-ANGPTL3-LRx License Agreement

Dear Dr. Rusnak:

This letter agreement (“Letter Agreement”) is in reference to the License Agreement (the “Agreement”), dated October 4, 2019, by and between Akcea Therapeutics, Inc. (“Akcea”) and Pfizer Inc. (“Pfizer”). Any capitalized terms not defined in this Letter Agreement will have the meanings set forth in the Agreement, unless expressly specified otherwise.

1.            Akcea’s Right to Participate in Funding of Development of the Product.  Akcea and Pfizer desire to modify Section 2.3.4 of the Agreement. Accordingly, Section 2.3.4 of the Agreement is deleted in its entirety and replaced with the following provision:

2.3.4
Akcea’s Right to Participate in the Funding of Development of the Product. At any time beginning on the Closing Date until  [***], Akcea will have the conditional right to elect to participate in the funding of the Development of the Product with Pfizer under the Development Plan pursuant to this Section 2.3.4. If Akcea provides written notice of such election to Pfizer prior to [***] (a “Notice of Interest”), then the Parties will negotiate in good faith the terms and conditions of Akcea’s participation in the funding of the Development of the Product with Pfizer under the Development Plan for a period of [***], including certain [***] terms for [***]. If Akcea (a) gives notice that it does not wish to participate in the funding of the Development of the Product with Pfizer under the Development Plan, (b) fails to give a timely Notice of Interest, or (c) gives a timely Notice of Interest but the Parties cannot mutually agree on the terms upon which Akcea will participate in the funding of the Development of the Product with Pfizer under the Development Plan by the [***] following the delivery of such notice, then (i) Akcea’s right to participate in the funding of the Development of the Product with Pfizer under the Development Plan pursuant to this Section 2.3.4 will automatically terminate, and (ii) Pfizer will continue to be solely responsible for the Development of the Product, including all funding, in accordance with the Development Plan.

For purposes of this Section 2.3.4, [***].

October 21, 2020

2.           This Letter Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. The Parties agree that execution of this Letter Agreement by industry standard electronic signature software and/or by exchanging executed signature pages in .pdf format via e-mail shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or related to this Letter Agreement, each Party hereby waives any right to raise any defense or waiver based upon execution of this Letter Agreement by means of such electronic signatures or maintenance of the executed agreement electronically.

3.            Except as otherwise expressly set forth in this Letter Agreement, the Agreement remains in full force and effect in accordance with its terms.

[Signature page to follow]

October 21, 2020

If the terms of this Letter Agreement are acceptable, please so indicate by executing a copy of this Letter Agreement and returning it to Akcea.

Very truly yours,

AKCEA THERAPEUTICS, INC.

/s/Damien McDevitt

Damien McDevitt, Ph.D.
Chief Executive Officer

AGREED TO AND CONFIRMED BY PFIZER INC.:

By: /s/James Rusnak
Name: James Rusnak
Title: SVP, Chief Development Officer